ARTICLES OF AMENDMENT TO THE
                          ARTICLES OF INCORPORATION OF
                              RONDEN VENDING CORP.

         RONDEN VENDING CORP., a Florida corporation (the "Corporation"), hereby certifies as follows:

         1. The Articles of Incorporation of the Corporation are hereby amended and deleting the present form of each of Articles I and IV in their entirety and by substantiating, in lieu thereof, the following:

                                    Article I
                                 Corporate Name

         The name of the Corporation is VHS Network, Inc.

                                       and

                                   Article IV
                                     Shares

         The aggregate number of shares of capital stock authorized to be issued by this Corporation shall be 100,000,000 shares of common stock, each with a par value of $.001 (the "Common Stock"), and 25,000,000 shares of preferred stock, each with a par value of $.001 (the "Preferred Stock"). Each share of issued and outstanding Common Stock shall entitle the holder thereof to one cote on each matter with respect to which shareholders have the right to vote, to fully participate in all shareholder meetings, and to share ratably in the net assets of the corporation upon liquidation or dissolution, but each share shall be subject to the rights and preferences of the Preferred Stock as hereinafter set forth.

         The Preferred Stock may be issued from time to time in one or more series in any manner permitted by law, as determined from time to time by the Board of Directors and stated in any resolution providing for the issuance of such shares adopted by the Board of Directors pursuant to authority hereby vested in it, each series to be appropriately designated, prior to issuance of any shares thereof, by some distinguishing letter, number or title. All shares of each series of Preferred Stock shall be alike in every particular and equal rank, have the same powers, preferences and rights and be subject to the same qualifications, limitations and restrictions, without distinction between the shares of different series thereof, except in regard to the following particulars, which may differ as to different series:

                  (a) the annual rate of dividends payable and the dates from which such dividends shall commence to accrue, if at all;



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                  (b) the amount payable upon a share  redemption and the manner in which shares of a particular series may be redeemed;

                  (c) the amount payable upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation;

                  (d) the provisions of any sinking fund established with respect to the shares of a series;

                  (e) the terms and rates of conversion or exchange, if shares of a series are convertible or exchangeable; and

                  (f) the provisions as to voting rights, if any; provided that the shares of any series of Preferred Stock having voting power shall not have more than one vote per share.

         Before any shares of a particular series of Preferred Stock are issued, the designations of such series and its terms in respect of the foregoing particulars shall be fixed and determined by th Board of Directors in any manner permitted by law and stated in a resolution providing for the issuance of such shares adopted by the Board of Directors pursuant to the authority hereby vested in it. Such designations and terms shall be set forth in full or summarized on the certificates for such series. The Board of Directors may increase the number of such shares by providing that any unissued shares of Preferred Stock shall constitute part of such series, or may decrease (but not below the number of shares thereof then outstanding) the number of shares of any series of Preferred Stock already created by providing that any unissued shares previously assigned to such series shall no longer constitute part thereof. The Board of Directors is hereby empowered to classify or reclassify any unissued shares of Preferred Stock by fixing or altering the terms thereof in respect of the above-referenced particulars and by assigning the same to an existing or newly established series from time to time before the issuance of such shares.

         The holders of shares of each series shall be entitled to receive, out of any funds legally available therefor, when and as declared by the Board of Directors, cash dividends at such rate per annum shall be fixed by resolution of the Board of Directors for such series, payable periodically on the dates fixed by the Board of Directors for the series. Such dividends may be cumulative or non- cumulative, deemed to accrue from day to day regardless of whether or not earned or declared, and may commence to accrue on each share of Preferred Stock from such date or dates, all as may be determined and stated by the Board of Directors prior to the issuance thereof. The corporation shall make dividend payments ratably upon all outstanding shares of Preferred Stock in proportion to the amount fo dividends accrued thereon to the date of such dividend payment, if any.

         As long as any shares of Preferred Stock shall remain outstanding, no dividend (other than a dividend payable in shares ranking junior to such Preferred Stock with respect to the payment of dividends or liquidating assets) shall be declared or paid upon, nor shall any distribution be made or ordered in respect of, shares of the Common Stock or any other class of shares ranking junior to the shares of Preferred Stock as to the payment of dividends or liquidating assets, nor shall any monies (other than the net proceeds received


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from the sale of shares  ranking  junior to the shares of Preferred  Stock as to the payment of dividends or liquidating assets) be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of shares of the Common Stock or of any other class of shares ranking junior to the shares of such Preferred Stock as to dividends or assets unless:

                  (a) all dividends on th shares of Preferred Stock of all series for past dividend periods shall have been paid and the full dividend on all outstanding shares of Preferred Stock of all series for the then current dividend period shall have been paid or declared and set apart for payment; and

                  (b) the corporation shall have set aside all amounts, if any, required to be set aside as and for sinking funds, if any, for the shares of Preferred Stock of all series for the current year, and all defaults, in any, in complying with any such sinking fund requirements in respect of previous years shall have been cured.

         The corporation, at the option of the Board of Directors, may at any time redeem the whole, or from time to time any part, of any series of Preferred Stock, subject to such limitations as may be adopted by the Board authorizing the issuance of such shares, by paying therefor in cash the amount which shall have been determined by the Board of Directors, in the resolution authorizing such series, to be payable upon the redemption of such shares of any one or more series, in the discretion of the Board of Directors; but if the redemption shall be effected only with respect to a part of a series, the shares to be redeemed may be selected by lot, or all of the shares of such series may be redeemed pro rata, in such manner as may be prescribed by resolution of the Board of Directors.

         Subject to the foregoing provisions and to any qualifications, limitations, or restrictions applicable to any particular series of Preferred Stock which may be stated in the resolution providing for the issuance of such series, the Board of Directors shall have authority to prescribe from time to time the manner in which any series of Preferred Stock shall be redeemed.

         Upon any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, the shares of Preferred Stock of each series shall be entitled, before any distribution shall be made with respect to shares of Common Stock or to any other class of shares junior to the shares of Preferred Stock as to the payment of dividends or liquidating assets, to be paid the full preferential amount fixed by the Board of Directors for such series as herein authorized; but the shares of Preferred Stock shall not be entitled to any further payment and any remaining net assets shall be distributed ratably to all outstanding shares of Common Stock. If upon such liquidation or dissolution of the corporation, whether voluntary or involuntary, the net assets of th corporation shall be insufficient to permit the payment to all outstanding shares of Preferred Stock of all series of the full preferential amounts to which they are respectively entitled, the entire net assets of the corporation shall be distributed ratably to all outstanding shares of Preferred Stock in proportion to the full preferential amount to which each such share is entitled. Neither a consolidation nor a merger of the corporation with or into any other entity nor the sale of all or substantially all of the assets of the corporation shall be deemed to be a liquidation or dissolution within the meaning of this paragraph.


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         2. The foregoing  amendment  shall become  effective as of the close of business on the date these Articles of Amendment are approved by the Florida Department of State and all filing fees then due have been paid, all in accordance with the corporation laws of the State of Florida.

         3. The amendments recited in Section 1 above has been duly adopted in accordance with the provisions of ss.607.1003, Florida Statutes, the Board of Directors of the Corporation having adopted a resolution setting forth such amendment, declaring its advisability and directing that such amendment be considered by the Shareholders of the Corporation; a majority in interests of the Corporation's single class of voting stock having voted in favor thereof by written action dated January 6, 1997; and the number of votes cast for amendment by the shareholders was sufficient for approval.

         In  witness  whereof,   the  Corporation  has  caused  the  Article  of
Amendments to be prepared under the signature of its Chief Executive Officer and the attestation of its Secretary this day of January 1997.

Attest:                                    RODEN VENDING CORP.


By: /s/Joy Harrington                      By: /s/G. David George
    -----------------                          ------------------
       Joy Harrington, Secretary                  G. David George
                                                  Chief Executive Officer